Exhibit 99.1

CBS AND GRAY TELEVISION SIGN AFFILIATION DEAL RENEWING ALL
GRAY STATIONS NATIONWIDE

The Deal Includes 26 Stations Covering 22 Markets

August 25, 2014 – CBS Corporation and Gray Television today announced a comprehensive, long-term agreement that renews all 26 of Gray’s existing station affiliation agreements, which includes 22 markets nationwide.

“Gray has been a key partner for many years, so we are excited to sign this deal, which ensures marketplace continuity for both companies as well as the more than four million CBS households that together we serve nationwide,” said Ray Hopkins, President, Television Networks Distribution, CBS Corporation. “A majority of Gray-owned CBS stations are #1 in the markets they serve, and we are pleased that in extending this deal, Gray sees the value CBS programming brings to their business.”

“Gray’s stations, management, and employees have enjoyed a deep relationship with CBS that dates back many decades,” said Gray CEO Hilton H. Howell, Jr. “We are pleased to extend that relationship today. The new agreement ensures that Gray and CBS will continue to serve our local viewers with high-quality network and local programming, and this agreement allows us to continue to grow and strengthen our relationship with CBS for the foreseeable future.”

The agreement includes early renewals for 26 Gray-owned CBS affiliates: WVLT-TV in Knoxville, Tenn.; WKYT-TV and WYMT-TV in Lexington, Ky.; KWTX-TV and KBTX-TV in Waco, Texas; KKTV in Colorado Springs, Colo.; KOLN and KGIN in Lincoln, Neb.; WCTV in Tallahassee, Fla.; WRDW-TV in Augusta, Ga.; KVLY-TV in Fargo, N.D..; WIBW-TV in Topeka, Kan.; WSAW-TV in Wausau, Wis.; WIFR in Rockford, Ill.; KNOE-TV in Monroe, La.; WSWG in Albany, Ga.; WECP in Panama City, Fla.; KXII in Sherman, Texas; WTVY in Dothan, Ala.; WSVF in Harrisonburg, Va.; KALB-TV in Alexandria, La.; WCAV in Charlottesville, Va.; WIYE in Parkersburg, W.V.; KGWN-TV and KSTF in Cheyenne, Wyo.; and KNPL in North Platte, Neb.

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CBS Corporation…2

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand — “the Eye” — one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Consumer Products, CBS Home Entertainment, CBS Films, CBS Interactive, Showtime Networks, CBS Sports Network, TVGN (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

About Gray Television

Gray Television, Inc. (NYSE: GTN and GTN.A) is a television broadcast company headquartered in Atlanta, Georgia, that owns and/or operates television stations and leading digital assets in markets throughout the United States. Upon completion of all pending transactions, Gray will own and/or operate television stations in 44 television markets broadcasting 141 program streams including 76 affiliates of the Big Four networks (ABC, CBS, NBC and FOX). At that time, its owned and/or operated stations will include twenty-six channels affiliated with the CBS Network, twenty-four channels affiliated with the NBC Network, sixteen channels affiliated with the ABC Network and ten channels affiliated with the FOX Network. Gray will then own and/or operate the number-one ranked television station in 29 of those 44 markets and the number-one or number-two ranked television station operations in 40 of those 44 markets. Gray will reach approximately 8.1 percent of total United States television households.

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CBS Contacts:

Dana McClintock

212-975-1077

dlmcclintock@CBS.com

Shannon Jacobs

212-975-3161

sljacobs@cbs.com

Gray Contacts:

www.gray.tv

Hilton H. Howell, Jr., President and Chief Executive Officer
404-266-5512

Jim Ryan, Senior Vice President and Chief Financial Officer
404-504-9828

Kevin P. Latek, Senior Vice President, Business Affairs
404-266-8333